Exhibit 10.2(a)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) is made and entered into as of February 27, 2015 (the “Effective Date”), by and between Worldwide Clinical Trials, Inc., with offices at 401 North Maple Drive, Beverly Hills, California 90210 (together with its Affiliates, “WCT”) and Coherus BioSciences, Inc., with offices at 201 Redwood Shores Parkway Suite 200 Redwood City, CA 94065 (“Sponsor”), both hereinafter referred to as the “Parties”.

For purposes of this Agreement, “Affiliates” means any entity that controls, is controlled by or is under common control with, that Party. “Control” means the possession, directly or indirectly, of at least 50% of the share capital or voting rights or of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

WHEREAS, Sponsor is engaged in the research and development of pharmaceutical products;

WHEREAS, WCT is engaged in providing services to pharmaceutical manufacturers in support of their clinical research and product development activities;

WHEREAS, Sponsor wishes to retain WCT, from time to time, to assist in certain product development activities relating to certain of Sponsor’s clinical studies (each of which shall be referred to as a “Study”); and

WHEREAS, Sponsor agrees to compensate WCT for its services.

NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0	SERVICES

WCT, itself or through one of its Affiliates (if applicable) hereby agrees to perform the services (the “Services”) in accordance with the terms of this Agreement and any associated Work Order(s) (as hereinafter defined). In the event that Sponsor requires the performance of Services, it shall enter into a Work Order, defined as a separate written agreement between Sponsor and WCT, specifying the basic parameters of a project, including, without limitation, the assumptions, the costs, payment schedule, and the time period for completing a project, or, as applicable, other Services to be performed by WCT for Sponsor (the “Work Order”). The Work Order shall be in form as attached hereto as Exhibit A and shall reference this Agreement and incorporate these terms. To the extent any term or provision of a Work Order conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall prevail, except to the extent the Parties agree, or the applicable Work Order expressly and specifically states an intent to supersede this Agreement on a specific matter.

1.1	Performance

WCT shall use its commercially reasonable efforts to perform the Services within the estimated time frame set forth in Attachment D of the applicable Work Order. Such time estimate assumes[***], and to the extent that the Services are delayed due to [***], such time estimates shall be subject to adjustment and resulting costs, as to be agreed to by the Parties in writing.

1.2	Compliance with Laws/Agreements

The Parties shall perform their obligations under this Agreement and each Work Order in accordance with the terms of this Agreement, the applicable Work Order, applicable provisions of the Study protocol, agreed upon Standard Operating Procedures, the current Guidelines for Good Clinical Practice, the Declaration of Helsinki of the 41st World Medical Assembly, South Africa 1996 as amended, and all other applicable laws and regulations.

The Parties and their respective owners, officers, directors, employees or agents have not and shall not pay, give, offer or promise to pay or give, or authorize the payment, directly or indirectly, of any money or anything of value to any foreign government official or employee (including employees of state-owned institutions), for the purpose of (i) influencing any act or decision of such official or of such government, (ii) inducing that person to do or omit doing any act in violation of his or her lawful duty, (iii) securing an improper advantage, or (iv) influencing such official to use his influence with the government to effect or influence the decision of such government, in order to assist Sponsor or WCT in obtaining or retaining business for or with or directing business to any person.

Each Party agrees to comply with all applicable anticorruption laws, rules and regulations. The Parties agree to reasonably cooperate with each other’s diligence efforts in order to satisfy each Party’s obligations under the United States Foreign Corrupt Practices Act, as amended (“FCPA”), the UK Bribery Act and any implementing legislation under the OECD Convention Against Bribery of Foreign Government Officials in International Business Transactions. Each Party represents, warrants and covenants that it maintains adequate internal controls and accurate books and records to the extent required in order to comply with applicable anti-corruption laws.

1.3	Transfer of Obligations

Each Work Order shall constitute a unique agreement and shall stand alone with respect to any other Work Order entered into under this Agreement. As required under Title 21 CFR Part 312.52, the Parties shall document in writing the transfer by Sponsor to WCT of any of Sponsor’s responsibilities under Title 21 CFR Part 312, Subpart D. Notwithstanding the foregoing, Sponsor will retain the ultimate authority and control over and responsibility for each Study.

1.4	Changes

The terms of a Work Order may be amended or modified by mutual written agreement of WCT and Sponsor. Sponsor may request changes to a Work Order or, if WCT believes a change in the scope or scale of Services is necessary or advisable based on changes to mutual assumptions upon which a Work Order, and/or timelines were made, WCT shall so advise Sponsor. In either case, the Parties will [***] and negotiate and execute [***] a proposed change order (“Change Order”) to the applicable Work Order [***] days. The Change Order shall be substantially in the form set forth in Exhibit B. In the event WCT provides additional services or expends resources at Sponsor’s written request and in strict accordance with Sponsor’s requirements, in the absence of a Change Order, Sponsor will compensate and/or reimburse WCT for all reasonable fees and reasonable costs incurred.

2.0	WORK PRODUCT

During the term of each Work Order, WCT shall maintain all materials and all other data or documents included in the Trial Master File obtained or generated by WCT in the course of providing the relevant Services in accordance with WCT’s standard operating procedures, including all computerized records and files (“Work Product”), in a secure area reasonably protected from fire, theft and destruction. At the expiration or termination of a Work Order and subject to satisfaction of the Parties’ obligations thereunder, Sponsor shall provide WCT with written instructions as to the disposition of the Work Product created under that Work Order. Such written instructions will provide that WCT (a) deliver the Work Product, in the form in which WCT currently holds

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

them, to a designated Sponsor location or to such other entity or at such other address as Sponsor may specify, (b) retain the materials for the period of time specified in the Work Order, or (c) destroy all such materials except for those which WCT is required by law or regulation to store or maintain. Upon expiration or termination of a Work Order, any storage, destruction or shipping costs or services relating to such disposition of the Work Product will be [***]. Notwithstanding the foregoing, WCT may retain copies of any portion of the Work Product as may be reasonably necessary for regulatory or insurance purposes and one electronic, archival backup copy in accordance with WCT’s Data Retention Policy, subject to its ongoing obligation to maintain the confidentiality of such materials.

3.0	PAYMENT AND COMPENSATION

The Parties agree that the fees and other reimbursements that WCT will receive for performing the Services hereunder will be outlined in each Work Order and are subject to the following terms and conditions.

3.1	Compensation for Services

As compensation for providing the Services, Sponsor shall pay WCT in accordance with the terms in this Agreement and each applicable Work Order. Each Work Order will include as attachments a Study budget containing WCT’s estimated service fees and Pass-through Expenses (the “Budget”), a payment schedule (the “Payment Schedule”) and a timeline showing performance milestones (the “Timeline”).

3.2	Pass-through Expenses

Sponsor will reimburse WCT for [***], exclusive of grant payments (described below), incurred by WCT as identified in the Budget or otherwise approved by the Sponsor which WCT will invoice to the Sponsor without mark-up (“Pass-through Expenses”). Pass-through Expenses shall include, but shall not be limited to [***].

3.3	Invoices

WCT shall submit a reasonably detailed separate invoice by email to Sponsor ([***]) on a monthly basis for Services, Pass Through Expenses and Investigator/Institution Fees with appropriate supporting summary documentation. [***]. WCT shall retain original receipts for review by Sponsor upon Sponsor’s written request.

3.4	Payment Terms

Sponsor agrees to pay for Services and Pass-through Expenses in accordance with the Payment Schedule outlined in each Work Order or associated Change Order. Sponsor will pay for all Services, Pass-through Expenses and other invoiced items within [***] days of receipt of an invoice. All payments will be made in the currency noted in the Work Order. All fees for Services and Pass-through Expenses under this Agreement are stated [***]. [***].

Payments shall be made by Sponsor via wire transfer or check (at Coherus’s option) with the address/wiring instructions set forth in the applicable Work Order.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5	Project Delays

In the event Sponsor delays, suspends or places a hold on the Study for any reason, Sponsor shall promptly provide WCT with written notice of such delay, hold or suspension, and Sponsor and WCT will, within [***] days of such notice, agree on appropriate revisions to the applicable Work Order and each Party will complete its respective duties and obligations as described in any resulting Change Order. During the period following WCT’s receipt of Sponsor’s notice of delay, hold or suspension, Sponsor will [***].

In the event that a Study is delayed or placed on-hold for more than [***] days, Sponsor shall have the right to retain[***] all [***] for the duration of the delay or on-hold period. If Sponsor does not wish to retain any [***] for the duration of the delay or on-hold period, WCT shall have the right to reallocate any and all [***] after such [***] day period. If the delay or on-hold period continues for [***], either Party may, by provision of written notice, terminate the applicable Work Order.

3.6	Currency Management

For service fees, the bid currencies will be tracked and managed against the contract currency established in each Work Order. At the end of each calendar quarter, a currency review may occur to assess the impact of currency fluctuation by comparing the actual average exchange rate(s) [***] to the currency exchange rate(s) set out in the Work Order If the actual average exchange rate differs (up or down) by more than [***] from the currency exchange rate(s) in the applicable Work Order, WCT will apply this percent difference against the amounts invoiced for fees [***]. Such currency exchange rate adjustment will be added (currency loss) or subtracted (currency gain) against the next invoice issued to Sponsor. If more than one bid currency is being tracked, the currency fluctuation review will compare [***] set out in the applicable Work Order.

3.7	Disputed Invoices

In the event Sponsor disputes one or more items in an invoice, Sponsor will notify WCT in writing within [***] days of receipt of the invoice and such notice shall contain [***]. WCT will respond to Sponsor within [***] days of receipt of the notification. This written communication pattern will continue [***]. Sponsor shall pay the undisputed portion of the invoice in accordance with the payment terms and shall [***] pay the disputed amount within [***] days of resolution of the dispute. In the event the Parties are unable to reach a satisfactory resolution within [***] days of the original invoice, either Party may [***].

4.0	THIRD PARTY AGREEMENTS

WCT may contract with various third parties to perform part of the Services provided that the party agrees in writing to be bound by terms regarding maintaining the confidentiality of proprietary information, and regarding ownership of intellectual property in connection with the Services; provided, however that any subcontracting shall not relieve WCT of its obligations hereunder and WCT hereby agrees to manage the performance of any permitted assignee or subcontractor. For purposes of this Agreement, subcontractors do not include [***], provided that WCT’s agreement with any such third party vendor includes a provision making Sponsor an intended third party beneficiary of the agreement with a right to enforce WCT’s rights under the agreement. Liability of WCT to Sponsor with

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

respect to such third party vendors shall be [***]; however, WCT shall provide to Sponsor any amounts that WCT may recover from such vendors as a result of any error or service failure on the part of such vendors in connection with Services under this Agreement.

If Sponsor requests that WCT use a particular third party and WCT does not wish to contract with that third party based upon [***], then Sponsor shall contract directly with such provider (a “Sponsor Designated Vendor”) and, unless otherwise agreed in writing, WCT will have no responsibility for the selection, instruction or supervision of such Sponsor Designated Vendor.

4.1	Institutions/Investigators

WCT’s Services under a Work Order may include identifying potential medical institutions (“Institutions”) or clinical investigators (“Investigators”) (Institutions and Investigators together, the “Sites”) and/or negotiating, executing and/or administering contracts with such parties which will govern their participation in the Study (“Clinical Trial Agreements”). If, pursuant to a Work Order, Sponsor delegates to WCT the responsibility for negotiating and/or executing Clinical Trial Agreements, the following provisions will apply:

(a)	Sponsor may provide WCT with a list of suggested Sites to be recruited by WCT for a Study. WCT shall notify Sponsor in writing as to any listed Site with which WCT does not wish to contract.

(b)	Selection of all Sites will be subject to approval by Sponsor prior to initiation of any Study-related activities involving that Site or the start of any negotiations with such Site.

(c)	The Clinical Trial Agreement used with each Site will be in a form approved in advance by Sponsor.

(d)	In the event that local law prohibits Sponsor from being a party to a Clinical Trial Agreement, Sponsor (a) shall have the right to approve the Clinical Trial Agreement template; (b) shall be a named third-party beneficiary to each Clinical Trial Agreement if possible; and (c) shall have the right but no obligation to approve all finalized Clinical Trial Agreements prior to execution by WCT.

(e)	If a Site requests indemnification from Sponsor, standard indemnification language, generated by the Sponsor, will be provided to the Site. If the Site requests changes to the standard language, WCT will negotiate with the Site on Sponsor’s behalf and, if agreed, Sponsor will issue a letter of indemnification directly to the Site. Sponsor acknowledges that [***]. In addition, [***].

(f)	The Sponsor may elect that grant payments to Sites be administered on its behalf by WCT, acting solely as payment agent unless otherwise agreed to by WCT in writing. WCT shall distribute all payments to Sites according to the provisions of the applicable Clinical Trial Agreement and Work Order. Sponsor acknowledges and agrees that WCT will manage all administration of payments or other obligations to Sites for Services rendered in connection with relevant Studies solely out of funds provided to WCT from Sponsor for this specific purpose. Furthermore, Sponsor acknowledges and agrees that WCT intends to maintain a cash neutral policy with regard to Site payments. In the event WCT or the Sites incur bank fees with respect to the remittance of these grant payments, such fees will be borne by [***]. All payments to Sites and any associated bank fees will be made by WCT solely from the funds that have been specifically provided by Sponsor to WCT for this purpose and not from WCT funds. [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Parties acknowledge and agree that, for the purposes of this Agreement or any Work Order, Sites shall not be considered as employees, agents or subcontractors of WCT and that Sites will be required to exercise their own independent medical judgement. WCT’s responsibilities with respect to Sites shall be limited to those specifically set forth in the applicable Work Order.

5.0	CONFIDENTIAL INFORMATION

The Parties acknowledge and agree that in the course of performing Services hereunder, either Party may be exposed to or be given confidential or proprietary information of the other Party. Confidential Information shall mean all confidential information disclosed by or on behalf of a Party pursuant to this Agreement and/or that certain Mutual Nondisclosure Agreement entered into by the Parties on July 16, 2014 (“Confidential Information”). The Parties agree to hold all Confidential Information in secrecy during the term of this Agreement and for a period of [***] years from the date of disclosure hereof and shall disclose Confidential Information to third parties only on a need-to-know basis. Without limiting the generality of the foregoing, Confidential Information shall include, without limitation, all commercial, technical, scientific, or medical information, trade secrets, know-how, financial information, protocols, brochures, formulations, research and development programs and strategies, methodology, testing techniques, analytical test method, test samples and prototypes, information gathered or viewed during a site visit, audit or inspection of a Party, analyses, software, source codes and technological or other know-how. All information or data collected or otherwise generated by a Party directly in providing the Services pursuant to this Agreement and or a Work Order shall be Sponsor’s Confidential Information. Confidential Information shall be deemed to be all such information given by the disclosing Party to the receiving Party except for information which is (i) publicly available or later becomes publicly available through no fault of the receiving Party; (ii) obtained by the receiving Party from a third Party entitled to disclose it; (iii) already in possession of the receiving Party as indicated in its written records; (iv) independently developed by the receiving Party without use of the Confidential Information; or (v) required by any law, rule, regulation, order, decision, decree, or subpoena or other judicial, administrative, or legal process to be disclosed.

The receiving Party shall use the disclosing Party’s Confidential Information only for purposes set forth in the Agreement and the applicable Work Order and shall disclose Confidential Information only to its employees, Affiliates, agents, third party vendors, investigators, consultants and subcontractors who have a need to know. The terms and conditions of this Agreement and any Work Order shall be deemed Confidential Information.

Both Parties shall ensure that all of its officers, employees, consultants, agents, investigators or contractors who receive such Confidential Information understand and shall be bound by a binding written agreement to confidentiality and non-use provisions at least as stringent as the confidentiality and non-use obligations in this Agreement.

Unless otherwise agreed in writing, within [***] days after the termination of the Agreement or the written request by the disclosing Party, and if the disclosing Party is Sponsor, Sponsor’s payment of all outstanding invoices, the receiving Party shall return to the disclosing Party all Confidential Information in documentary or permanent form including any and all copies thereof, except for one archival copy that the receiving Party can keep for its records (which may be electronic).

The Parties agree that each Party is and shall remain the exclusive owner of its Confidential Information and all patent, copyright, trade secret and other intellectual property rights therein unless and until a further agreement is executed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Parties acknowledge that any violation of the terms of this Section 5 may result in irreparable injury and damage to disclosing Party that is not adequately compensable in money damages, and for which disclosing Party may have no adequate remedy at law. Accordingly, the receiving Party agrees that the disclosing Party shall be entitled to seek (without waiving any additional rights or remedies, including monetary damages, otherwise available to the disclosing Party at law, in equity, or by statute) preliminary and permanent injunctive relief in the event of a breach or intended or threatened breach by the receiving Party.

6.0	OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY

Any invention, discovery, or improvement directly related to Sponsor’s products or technology which is conceived or reduced to practice as a direct consequence of WCT’s performance of the Services hereunder, which inextricably incorporate Work Product (defined below) and/or Sponsor Confidential Information (the “Inventions”) is Sponsor’s property and shall be used by Sponsor as Sponsor deems appropriate. WCT hereby assigns to Sponsor any and all right, title and interest in Sponsor’s Inventions. WCT agrees to execute and have executed assignments of the Inventions to Sponsor, along with other documents that are necessary or helpful to Sponsor in filing patent applications, or which may relate to any litigation or interference and/or controversy in connection therewith. The entire control, prosecution, and conduct of any patent application filed by Sponsor shall be outside the jurisdiction of and without expense to WCT and its officers, employees, representatives and agents. WCT acknowledges that Sponsor has the exclusive right to file patent applications in connection with the Inventions. WCT warrants that neither it, nor its employees, agents and representatives, will prevent Sponsor from filing patent applications for, or from applying the results of the research carried out for Sponsor hereunder.

All reports, data, technical information, original works of authorship and all other information, furnished by or on behalf of Sponsor, or created specifically for Sponsor as a deliverable under a Work Order (“Work Product”), shall be the sole property of Sponsor. Nothing under this Section or any other Section of this Agreement shall be construed as (i) granting to any Party any rights under any patent, copyright or other intellectual property right of the other Party (ii) granting to any Party any rights in or to the Confidential Information of the other Party other than the limited right to use such Confidential Information solely for the purposes expressly permitted by Section 5 of this Agreement.

Sponsor acknowledges that all computer programs, applications, algorithms, databases, methods, techniques, processes and other materials and ideas used by WCT in performance of the work under this Agreement, and not supplied to WCT by Sponsor (“WCT Works”), are the exclusive property of WCT or its licensors. Sponsor agrees that any improvements, alterations or enhancements to the WCT Works during the term of this Agreement or the Study shall be the sole property of WCT. Subject to Section 5 hereof, in no event shall WCT be precluded from use of its general knowledge, skills and experience, and any of its ideas, concepts, know-how and techniques used or developed by it in the course of providing Services under this Agreement.

7.0	TERM AND TERMINATION

7.1	Term

This Agreement shall commence on the Effective Date and, unless otherwise terminated, shall continue until the later of three (3) years from the Effective Date or the final payment is received for all Work Orders entered into pursuant hereto. Termination of a Work Order shall not affect any other Work Order; each Work Order shall continue in full force and effect until its expiration date or final payment is received, unless specifically earlier terminated in accordance with the terms of this Agreement or the terms of that Work Order.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2	Termination for Material Breach

In the event that either Party commits a material breach in any of the terms or conditions of this Agreement or a Work Order, and that Party fails to cure the breach within thirty (30) days after receipt of notice of the default or breach from the other Party, the Party giving notice may, at its option, immediately terminate this Agreement, or the Work Order, as applicable, at the end of the 30-day period. For the avoidance of doubt, [***].

7.3	Termination by Sponsor without Cause

Sponsor shall have the right to terminate this Agreement or a Work Order (for other than breach by WCT) at any time by giving appropriate written notice at least ninety (90) days prior to the desired termination date.

7.4	Termination by WCT without Cause

WCT shall have the right to terminate this Agreement (for other than breach by Sponsor) at any time by giving appropriate written notice at least ninety (90) days prior to the desired termination date provided, however, if WCT terminates this Agreement while any Work Order remains in effect, the terms of this Agreement will continue in force until WCT has completed the Services under the applicable Work Order and has received full payment therefor.

7.5	Termination for Other Reasons

Sponsor shall have the right to terminate a Work Order effective immediately due to patient safety by giving written notice to WCT. Either Party shall have the right to terminate this Agreement and/or one or more Work Orders at any time upon receipt of written notice to the other Party, if the other Party shall be adjudicated insolvent or shall petition for or consent to any relief under any insolvency, re-organization, receivership, liquidation, compromise, or any moratorium statute, whether now or hereafter in effect, or shall make an assignment for the benefit of its creditors, or shall petition for the appointment of a receiver, liquidator, trustee, or custodian for all or a substantial part of its assets, or if a receiver, liquidator, trustee or custodian is appointed for all or a substantial part of its assets and is not discharged within thirty (30) days after the date of such appointment. In the event that any of the above events occur, that Party shall immediately notify the other, in writing, of its occurrence.

7.6	Termination Procedures

Upon termination of this Agreement or any Work Order, the Parties will reasonably cooperate with each other to provide for an orderly cessation of WCT’s Services. WCT shall [***] minimize costs associated with the cessation of the Services. In the event a Work Order is terminated, WCT shall [***]. In addition, Sponsor shall [***]. If a Study, Work Order, or the Agreement is cancelled or terminated before the Services have been performed completely, [***]. .

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.0	DEBARMENT CERTIFICATION

WCT certifies that it has not been debarred under Section 306 of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §335a(a) or (b) or any equivalent local law or regulation. In the event that WCT becomes debarred, WCT agrees to notify Sponsor immediately.

WCT certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C §335a (a) or (b) or any equivalent local law or regulation. In the event that WCT becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to WCT, which relate to the Services being provided under this Agreement, WCT agrees to notify Sponsor immediately.

9.0	RECORDS, AUDITS AND INSPECTIONS

9.1	Records

WCT shall maintain complete and accurate financial records relating to its performance of the Services and Pass-through Expenses incurred in connection therewith for a period of [***] years or such later period as required by law.

9.2	Audits by Sponsor

During the term of each Work Order, WCT will permit representatives of Sponsor [***] to examine, at a reasonable time during normal business hours, subject to at least [***] days prior written notice to WCT, and at Sponsor’s sole cost and expense: (i) the facilities where the Services are being, will be or have been conducted; (ii) related Study documentation; and (iii) any other relevant information necessary for Sponsor to confirm that the Services are being or will be or have been conducted in conformance with applicable standard operating procedures, the specific Work Orders, this Agreement, and in compliance with applicable laws and regulations. WCT will provide copies of any materials reasonably requested by Sponsor during such inspection.

9.3	Inspection by Regulatory Authorities

During the term of each Work Order, each Party will permit regulatory authorities to examine: (i) the facilities where the Services are being conducted; (ii) Study documentation; and (iii) any other relevant information, including information that may be designated by one or both of the Parties as confidential, reasonably necessary for regulatory authorities to confirm that the Services are being conducted in compliance with applicable laws and regulations. Each Party will immediately notify the other if any regulatory authority schedules, or without scheduling, begins an inspection that relates to the Services or the Parties’ respective obligations hereunder. WCT (i) shall forward to Sponsor within [***] day any correspondence to such inquiry or inspection, (ii) promptly notify Sponsor of any results of any such inquiry or inspection, including requested actions and (iii) Sponsor shall have the opportunity to have a representative present during any inspections where such regulatory or government authority does not object and to comment on proposed responses given to the FDA or other regulatory or government authority prior to communication to the regulatory authority.

10.0	INDEMNIFICATION

10.1	Indemnification by WCT

WCT shall indemnify Sponsor and its officers, directors, employees and agents from any loss, damage, cost or expense (including reasonable attorney’s fees) arising from any third party claim, demand, assessment, action, suit or proceeding (a “Claim”) caused by WCT’s (i) negligence or intentional misconduct, (ii) material violation of any law or regulation in the performance of the Services and/or (iii) a material breach of this Agreement or a Work Order, all except to the extent such Claim is caused by Sponsor’s negligence or wilful misconduct.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2	Indemnification by Sponsor

Sponsor shall indemnify WCT and its Affiliates and their respective officers, directors, employees and agents (the “WCT Group”) arising out of any Claim arising from (i) WCT’s performance of the Services or its obligations under this Agreement, the applicable Work Order, or any protocol related thereto, (ii) the Study drug’s harmful or otherwise adverse effect, including, without limitation, a Claim based upon the consumption, sale, distribution or marketing of any substance, including the Study drug, (iii) [***] other than WCT’s or its agents’ materials, Study drugs, study data, and study records (“Materials”); (iv) Sponsor’s subsequent use, failure to use, disclose or failure to disclose the results of the Services; or (v) the material breach of this Agreement or the applicable Work Order, or the negligence or intentional misconduct or inaction of Sponsor, except to the extent such Claim is caused by WCT’s (i) negligence or wilful misconduct (ii) material breach of this Agreement or Work Order and/or (iii) material violation of any law or regulation in the performance of the Services.

In the event WCT incurs costs or expenses as a result of its becoming involved in, or being required to appear or otherwise participate in, a third party matter [***]. The Parties agree to [***].

10.3	Indemnification Procedures

Upon receipt of written notice of any Claim which may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the “Indemnified Party”) shall give written notice thereof to the other Party (the “Indemnifying Party”). The Indemnified Party shall permit the Indemnifying Party, at its own option and expense, to assume the complete defense of such Claim, provided that the Indemnified Party will have the right to participate in the defense of any such Claim at its own cost and expense. As to those Claims with respect to which the Indemnifying Party does not elect to assume control, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at the Indemnifying Party’s own cost and expense. The Indemnifying Party shall make no admission to, nor any settlement or agreement with any third party without the Indemnified Party’s prior written consent which consent shall not be unreasonably withheld, provided, however, reasonable concession shall be made to comply with any requirements of the Indemnifying Party’s insurance policy.

11.0	LIMITATION OF LIABILITY

Except for the indemnification obligations of either Party under Section 10, under no circumstances shall either Party be liable under this Agreement for any indirect, incidental, special or consequential damages of the other Party resulting from such Party’s performance or failure to perform under this Agreement. In addition and except for the indemnification obligations of WCT under Section 10.1 and WCT’s breach of Section 5, in no event shall the collective, aggregate liability of the WCT Group to Sponsor exceed the [***] by WCT from Sponsor pursuant to the Work Order from which such liability arose.

12.0	INSURANCE

For each applicable Work Order, Sponsor hereby represents and warrants that it shall maintain adequate clinical trial and product liability insurance coverage, with insurance companies having an A. M. Best Rating of [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***] or better, consistent with industry standards to cover all personal injury, death or loss suffered as a result of the Study drug, participation in the trial or the trial screening process. Other than as set forth in Section 10.1, to the extent that WCT provides depot services to Sponsor, [***]. Sponsor hereby acknowledges that [***]. Sponsor shall provide WCT with a copy of Sponsor’s effective Certificate of Insurance or such other documented evidence to confirm that it has such coverage. Sponsor shall maintain such insurance for the entire duration of the Study and shall notify WCT of any changes in coverage which impact the coverage requirements set forth above.

Prior to commencement of any work under this Agreement, WCT shall, at its sole expense, maintain the following insurance on its own behalf, with insurance companies having an A. M. Best Rating of [***], or better:

(1) [***]. The policy must be on an occurrence form and include the following limits: [***].

(2) [***]. This policy must include the following limits: [***].

(3) [***]: [***]. Throughout the term of this Agreement, the [***]. Upon expiration or termination of this Agreement, WCT will either continue to maintain an active insurance policy, or purchase an extended reporting period coverage for claims first made and reported to the insurance company within [***] after the end of the Agreement.

13.0	REPRESENTATIONS AND WARRANTIES

Each Party represents that it is authorized to enter into this Agreement, and any Work Order issued hereunder, and that the terms of this Agreement are not inconsistent with or a violation of any contracted or other legal obligation to which it is subject.

Each Party represents that it has all qualifications, authorizations, licenses or permits which are necessary for performance of its obligations under this Agreement.

14.0	DISCLAIMER

Sponsor acknowledges that the results of the Studies for which the Services are to be provided hereunder are inherently uncertain and that, accordingly, there can be no assurance, representation or warranty by WCT that the product covered by this Agreement can, either during the term of this Agreement or thereafter, be successfully developed or receive the required approval by the regulatory authorities.

Sponsor acknowledges that the development of the protocol concept and scientific rationale shall be the sole responsibility of Sponsor regardless of WCT’s involvement in Study design or protocol-writing (or lack thereof).

15.0	EMPLOYEES; NON-SOLICITATION

WCT’s staff is not, nor shall they be deemed to be at any time during the term of this Agreement, the employees of Sponsor. In consideration of the fees and benefits provided in this Agreement, each Party agrees that, without

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the other Party’s prior written consent, during the term of this Agreement and for a period of [***] following its expiration or other termination, neither Party shall directly or indirectly solicit for employment or contract, attempt to employ or contract with, or assist any other entity in employing, contracting with or soliciting for employment or contract any employee who is at that time employed/contracted by a Party and who had been employed/contracted by such Party in connection with one or more Work Orders issued hereunder. This provision shall not be construed to prohibit the advertisement of employment opportunities or job openings so long as such advertisements are not customized for, directed at or targeted at specific employees of the other Party nor prohibit the use of employment search firms so long as such firms are not directed by the searching party to specifically target the other party’s employees, independent contractors, and consultants. In the event of a breach of this Section 15, [***]. The Parties expressly agree that [***]. In the event that legal action becomes necessary for the enforcement of all or any part of this provision or to [***] provided for herein, the prevailing party shall receive in addition to any other damages or relief awarded, its reasonable attorneys’ fees, together with appropriate costs and interest. The Parties acknowledge that in the event of a breach of this Section 15, the other Party shall be entitled to recover injunctive relief as well as [***], and that the [***] provision included herein does not provide the Party with an adequate remedy at law for any such breach.

16.0	NOTICES

All notices provided for in this Agreement shall be in English and shall be sent by registered first class mail, postage prepaid, return receipt requested, addressed to the respective Parties as follows:

If to Sponsor:

Coherus BioSciences, Inc.

201 Redwood Shores Parkway Suite 200

Redwood City, CA 94065

ATTN: General Counsel with a cc to the Chief Medical Officer

If to WCT:

c/o Worldwide Clinical Trials, Inc.

401 North Maple Drive

Beverly Hills, California 90210

ATTN: General Counsel

17.0	MISCELLANEOUS

17.1	Modification

This Agreement may be supplemented, amended or modified only by mutual agreement of the Parties. No supplement, modification or amendment of this Agreement will be binding unless it is in writing and signed by both Parties.

17.2	Assignment

Neither Party shall have the right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other Party, except that (a) [***] and (b) either Party may assign this Agreement to (i) an Affiliate or (ii) a purchaser of or successor to that area of its business to which this Agreement is related (or, the case of Sponsor, the outstanding Work Orders relate), upon prior written notice, [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.3	Force Majeure

Neither Sponsor nor WCT shall be liable for delays in performing or any failure to perform any of the terms of this Agreement or a Work Order caused by the effects of natural disaster, strike, war (declared or undeclared), insurrection, acts of terror, government sanction, restriction or prohibition, or other causes reasonably beyond its control and without its fault, but the Party failing to perform shall use all commercially reasonable efforts to resume performance of this Agreement as soon as reasonably feasible. Any episode of force majeure which continues for [***] days from the date of notification of its existence shall give the non-affected Party the right to terminate this Agreement upon [***] days additional notice.

17.4	Severability

If any provision of this Agreement is found by a court to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable laws and regulations or stricken if not so conformable, so as not to affect the validity or enforceability of the remaining provisions of this Agreement, except if the principal intent of this Agreement is frustrated by such reformation or deletion in which case this Agreement shall terminate.

17.6	Entire Agreement

The Parties hereto acknowledge that each has read this Agreement, understands it and agrees to be bound by its terms. The Parties agree that this Agreement, along with each Work Order, is the complete agreement between the Parties on the subject matter and supersedes all proposals (oral or written), letters of intent, understandings, representations, conditions, warranties, covenants and other communications between the Parties relating to the same subject matter.

17.7	Survival

The terms contained in Sections 3, 10, 11and 17of this Agreement shall survive the completion of performance, expiration or termination of this Agreement. Sections 5 and 6shall survive for the period expressly set forth in such Section or, if none, the applicable statute of limitations period applicable to a claim for breach of such provision.

17.8	Governing Law

This Agreement shall be interpreted and enforced in accordance with the laws of the State of California and each Party hereby specifically consents to the personal jurisdiction thereof.

17.9	Waiver

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances will be deemed to be construed as a further or continuing waiver of such term, provision or condition or of any other term, provision or condition of this Agreement.

17.10	Independent Contractors

The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Subject to Section 10.0 and/or as may be expressly agreed otherwise in a Work Order in the case of legal representation in the EU, neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

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17.11	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file or other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

17.12	Arbitration

In the event a dispute relating to this Agreement or any Work Order arises between the Parties, the Parties shall confer in good faith to resolve the dispute through negotiations between respective senior executives of the Parties. In the event that the Parties are unable to resolve the dispute, disputes shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules in Los Angeles, California. Judgment shall be rendered by a mutually agreed upon single arbitrator. The provisions of this section may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees, to be paid by the party against whom enforcement is ordered.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized representatives effective as of the Effective Date.

COHERUS BIOSCIENCES, INC.		WORLDWIDE CLINICAL TRIALS, INC.

By:	/s/ Dennis M. Lanfear	By:	/s/ Emily Hales

Name:	Dennis M. Lanfear	Name:	Emily Hales

Title:	Chief Executive Officer	Title:	Authorized Signatory

Date:	3/9/2015	Date:	2 March 2015

LIST OF EXHIBITS:

EXHIBIT A-1:	Form of Work Order Late Phase
EXHIBIT B:	Form of Change Order

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A-1

FORM OF WORK ORDER

LATE PHASE

WORK ORDER #

PROTOCOL NUMBER:

This Work Order #    is made and entered as of the             day of                     , 201     (the “Effective Date”) by and between                     (“Sponsor”) and Worldwide Clinical Trials [Entity] (“WCT”).

WHEREAS, Sponsor and WCT have entered into that certain Master Services Agreement dated                     , 201     (hereinafter referred to as the “Agreement”); and

WHEREAS, pursuant to the Agreement, WCT has agreed to perform certain Services in accordance with Work Orders from time to time entered into by the Parties, as more fully provided in Section 1.0 of the Master Agreement, and Sponsor and WCT now desire to enter into such a Work Order, (the “Work Order”).

WHEREAS, WCT and Sponsor desire that WCT provide certain Services with respect to                                                                                       , (the “Study”) for the study of the drug                                          (“Study Drug”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

1. Scope of Services. WCT shall perform the Services described in the Scope of Services, attached to this Work Order as Attachment A (“Scope of Services”).

2. Compensation. For performance of these Services, Sponsor shall pay to WCT the amounts set forth in the Budget set forth in Attachment B to this Work Order, which amounts shall be payable pursuant to the Payment Schedule set forth in Attachment C to this Work Order.

3. Term and Termination. The term of this Work Order shall commence upon the effective date stated above and shall continue until completion of Services as described in Attachment A, provided, however, the provisions of the Agreement shall govern its termination prior to completion.

4. Incorporation by Reference; Conflict. The provisions of the Agreement are hereby expressly incorporated by reference into and made a part of this Work Order. In the event of a conflict between the terms and conditions of this Work Order and those of the Agreement, the terms of the Agreement shall take precedence and control over those of this Work Order unless the Work Order expressly and specifically states an intent to supersede the Agreement on a specific matter by reference. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.

5. Timely Completion. The timeline for this Work Order is attached as Attachment D.

6. Currency. All invoices and amounts to be paid shall be in USD.

IN WITNESS WHEREOF, the Parties have hereunto signed this Work Order effective as of the Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Worldwide Clinical Trials [Entity]		Coherus BioSciences, Inc.

By:	Sample	By:	Sample

Name:		Name:

Title:		Title:

Date:		Date:

LIST OF ATTACHMENTS:

ATTACHMENT A:	SCOPE OF SERVICES
ATTACHMENT B:	BUDGET
ATTACHMENT C:	PAYMENT SCHEDULE
ATTACHMENT D:	TIMELINE

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WORK ORDER ATTACHMENT C

PAYMENT SCHEDULE

1.	Service Fees (To be billed separately)

1.1.	Notwithstanding the payment terms in Section 3.4 of the Agreement, [***] of this Work Order, Sponsor will [***] which represents [***]. All subsequent invoices will be submitted to Sponsor by email based on the Payment Schedule. With the exception of [***], which shall be due within xx (xx) days of Sponsor’s receipt of an invoice for same, payment terms shall be as defined in the Agreement. Any outstanding balances will be reconciled [***]. Service Fees shall be invoiced separately from Pass-through Expenses and Investigator/Institution Fees.

1.2.	Payment shall be issued by check or wire transfer at Sponsor’s option. Wiring instructions are as follows:

Account Holder:

Bank Name: Bank Address:

ABA No.:

Bank Account No.:

Routing:

Swift Code:

2.	Pass-through Expenses (To be billed separately)

2.1.	Notwithstanding the payment terms in Section 3.4 of the Agreement, [***] of this Work Order, Sponsor will [***] which represents [***]. WCT will submit subsequent monthly invoices by email for incurred Pass-through Expenses based on actuals. With each subsequent invoice for Pass-through Expenses, WCT will [***]. With the exception of [***], which shall be due within xx (xx) days of Sponsor’s receipt of an invoice for same, payment terms shall be as defined in the Agreement. Any outstanding balances will be reconciled [***].

3.	Investigator/Institution Fees (To be billed separately)

3.1.	Notwithstanding the payment terms in Section 3.4 of the Agreement, [***] of this Work Order, Sponsor will [***] which represents [***]. Periodically, WCT will invoice Sponsor by email to [***]. The invoice will be accompanied by a report which [***]. If an increase in the amount of anticipated Investigator/Institution grants is necessary, WCT will provide appropriate support justifying such increase. With the exception of [***], which shall be due within xx (xx) days of Sponsor’s receipt of an invoice for same, payment terms shall be as defined in the Agreement. Any outstanding balances will be reconciled and provided [***]. For avoidance of doubt, WCT will make all grant payments only from funds received from Sponsor specifically for this purpose. WCT shall not [***].

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4.	Accounting close out for items 1, 2 and 3 above

4.1.	After [***] days following the end of the study, the presumption shall be that no further payments are owed by Sponsor to WCT for Service Fees. After [***] days following the end of the study, the presumption shall be that no further payments will be made by Sponsor to WCT for Pass-through Expenses. Accordingly, Sponsor shall have a right to a refund of any amounts of the prepayments made in according to sections 1 through 3 above which exceed the aggregate actual expense.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

FORM OF CHANGE ORDER

Sponsor:	WCT Project Manager:
Protocol Number:	WCT ID:
Change Order #:	Date:

Worldwide Clinical Trials [Entity] (“WCT”) and Sponsor Name (“Sponsor”) entered into a Work Order dated [effective date] (“Work Order”) [as amended by Change Order # 1 effective [effective date]] [and further amended by Change Order # 2 effective [effective date]] in which WCT was to provide certain Services to Sponsor in connection with Study [insert Protocol number] (“Study”). WCT and Sponsor wish to amend the Work Order as follows:

1. Revisions to the Scope of Services including timelines). The Scope of Services has been revised as described below, and WCT will provide the following additional services [will not provide the following services initially contracted]:

Description of Service	Target Completion Date	Costs

2. Revisions to the Study Budget. As a result of the changes to the Services and Scope of Services, this Change Order #[Insert] [increases] [decreases] the Service fees as shown above. A revised total budget value is below.

	Services Fees	Estimated Pass Through Costs	Total
Original Work Order Value:
Change Order #1 Value:
[Add additional Change Orders as necessary]
Revised Contract Value:

3. Revisions to the Payment Schedule. A revised and restated payment schedule, as amended by Change Order #[Insert#] is detailed below.

Payment Schedule, as amended by Change Order #[Insert]

Except to the extent specifically modified by this Change Order #[Insert], the provisions of the Work Order remain unmodified and the Work Order as amended by this Change Order #[Insert] is confirmed as being in full force and effect. All defined terms within the Work Order shall have the same meaning when used herein.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Authorized representatives of the Parties have executed this Change Order # [insert] effective as of the Effective Date written above.

Worldwide Clinical Trials [Entity]		Coherus BioSciences, Inc.

By:	Sample	By:	Sample

Name:		Name:

Title:		Title:

Date:		Date:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.